Exhibit 99
PRESS RELEASE FOR IMMEDIATE RELEASE	August 3, 2016

Butler National Announces Learjet 35/36 and Learjet 24/25 STC for ADS-B Compliances

OLATHE, KANSAS, August 3, 2016, - Butler National Corporation (OTC Pink: BUKS), a leading manufacturer and provider of support systems for commercial and military aircraft and a recognized provider of management services in diverse business groups including the gaming industry, announces Federal Aviation Administration ("FAA") Supplemental Type Certificate ("STC") approval to install the Butler National ADS-B(Out) avionics solution into the Learjet Model 24/25 and Learjet Model 35/36 series airplanes.

The FAA STC approval, STC Number ST02230SE, provides for an ADS-B(Out) solution by retrofit of the two existing transponders with the Garmin GTX-345R [ADS-B(In) and (Out)] or GTX-335R [ADS-B(Out)]  transponders and installation of the GTN 625, 725, 650 or 750 Navigator/GPS/SBAS WAAS for real time aircraft location.   The Learjet 20 and 30 Series offering expands the Butler Learjet Model 60 ADS-B offering (STC ST02455SE).

The ADS-B equipment mandate in the United States is set for January 1, 2020.  The Butler National ADS-B solutions are now available for the Learjet 60, Learjet 35/36 and the Learjet 24/25 series airplanes.  The approved installations allow equipment variation for multiple levels of functionality for the operator in addition to ADS-B(Out) compliance.  The Butler National Solution offers a cost-effective price point that coincides with functionality.  The GTN installation may also provide full WAAS/LPV coupled approach capability as well as roll-steering guidance to the autopilot.  The GTX-345R installation offers ADS-B(In) functionality on applications for portable electronic devices, such as the iPad.

Mr. Clark Stewart, President and Chief Executive Officer of Butler National Corporation commented, "The Butler National ADS-B(Out) STC solutions offer very useful upgrades for navigation and communication in addition to ADS-B(Out) compliance.  I am confident that operators will also find the ADS-B(In) information very useful with the GTX-345R installation.

Mr. Stewart added: "Butler National is pleased to offer this Lear 20 and 30 Series ADS-B(Out) Solution in addition to the Butler National Lear 60 ADS-B(Out) Solution.  We have taken on the opportunity to allow Learjet operators compliance with the ADS-B(Out) requirements well in advance of the 2020 deadline.  We have received considerable operator interest in the solutions and have scheduled installation slots into late 2016.  We are moving forward with adding the Learjet Model 31/31A and Learjet Model 55 to the STC as well as offering TCAS II-compatible solutions.  With our subsidiary, Avcon Industries, we offer the flexibility of combining aircraft maintenance, such as A or B inspections, along with the ADS-B retrofit.  Butler continues its efforts to be a 'go-to source' for legacy Learjet Solutions.  This ADS-B STC solution is one more example of the Butler commitment to the Learjet aircraft."

For technical information or to schedule a modification for one of the ADS-B solutions, please contact Butler Avionics, Inc. at (913) 829-4606.

Our Business:
 Butler National Corporation operates in the Aerospace and Services business segments.  The Aerospace segment focuses on the manufacturing of support systems for "Classic" commercial and military aircraft including the Butler National TSD for the Boeing 737 and 747 Classic aircraft, switching equipment for Boeing McDonnell Douglas Aircraft, weapon control systems for Boeing Helicopter and performance enhancement structural modifications for Learjet, Cessna, Dassault and Beechcraft business aircraft.  Services include temporary employee services, gaming services and administrative management services.

Forward-Looking Information:
Statements made in this report, filed with the Securities and Exchange Commission, communications to stockholders, press releases, and oral statements made by representatives of the Company that are not historical in nature, or that state the Company or management intentions, hopes, beliefs, expectations or predictions of the future, may constitute "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements can often be identified by the use of forward-looking terminology, such as "could," "should," "will," "intended," "continue," "believe," "may," "expect," "hope," "anticipate," "goal," "forecast," "plan," "guidance" or "estimate" or the negative of these words, variations thereof or similar expressions. Forward-looking statements are not guarantees of future performance or results. They involve risks, uncertainties, and assumptions. It is important to note that any such performance and actual results, financial condition or business, could differ materially from those expressed in such forward-looking statements.  The forward looking statements in this report are only predictions and actual events or results may differ materially.  These factors and risks include, but are not limited to the Cautionary Statements and Risk Factors, filed as Exhibit 99 and Section 1A to the Company's Annual Report on Form 10-K, incorporated herein by reference.  Investors are specifically referred to such Cautionary Statements and Risk Factors for discussion of factors, which could affect the Company's operations, and forward-looking statements contained herein.

FOR MORE INFORMATION, CONTACT:
David Drewitz, Public Relations david@creativeoptionscommunications.com www.creativeoptionscommunications.com Butler National Corporation Investor Relations	Ph (972) 814-5723 Ph (913) 780-9595
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